Exhibit 5.1

CLEARY GOTTLIEB STEEN & HAMILTON LLP

One Liberty Plaza

New York, NY 10006-1470

T: +1212 225 2000

F: +1212 225 3999

clearygottlieb.com

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D: +1 (212) 225-2494

sflow@cgsh.com

THOMAS J. MOLONEY

RICHARD S. LINCER

JAMES A. DUNCAN

STEVEN M. LOEB

CRAIG B. BROD

NICOLAS GRABAR

CHRISTOPHER E. AUSTIN

HOWARD S. ZELBO

DAVID E. BRODSKY

ARTHUR H. KOHN

RICHARD J. COOPER

JEFFREY S. LEWIS

PAUL J. SHIM

STEVEN L. WILNER

ANDRES DE LA CRUZ

DAVID C. LOPEZ

MICHAEL A. GERSTENZANG

LEV L. DASSIN

NEIL Q. WHORISKEY

JORGE U. JUANTORENA

MICHAEL D. WEINBERGER

DAVID LEINWAND

DIANA L. WOLLMAN

JEFFREY A. ROSENTHAL

MICHAEL D. DAYAN

CARMINE D. BOCCUZZI, JR.

JEFFREY D. KARPF

KIMBERLY BROWN BLACKLOW

ROBERT J. RAYMOND

SUNG K. KANG

SANDRA L. FLOW

FRANCISCO L. CESTERO

FRANCESCA L. ODELL

WILLIAM L. MCRAE

JASON FACTOR

JOON H. KIM

MARGARET S. PEPONIS

LISA M. SCHWEITZER

JUAN G. GIRALDEZ

DUANE MCLAUGHLIN

BREON S. PEACE

CHANTAL E. KORDULA

BENET J. O’REILLY

ADAM E. FLEISHER

SEAN A. O'NEAL

GLENN P. MCGRORY

MATTHEW P. SALERNO

MICHAEL J. ALBANO

VICTOR L. HOU

ROGER A. COOPER

AMY R. SHAPIRO

JENNIFER KENNEDY PARK

ELIZABETH LENAS

LUKE A. BAREFOOT

JONATHAN S. KOLODNER

DANIEL ILAN

MEYER H. FEDIDA

ADRIAN R. LEIPSIC

ELIZABETH VICENS

ADAM J. BRENNEMAN

ARI D. MACKINNON

JAMES E. LANGSTON

JARED GERBER

COLIN D. LLOYD

COREY M. GOODMAN

RISHI ZUTSHI

JANE VANLARE

DAVID H. HERRINGTON

KIMBERLY R. SPOERRI

AARON J. MEYERS

DANIEL C. REYNOLDS

ABENA A. MAINOO

HUGH C. CONROY, JR.

JOSEPH LANZKRON

MAURICE R. GINDI

KATHERINE R. REAVES

RAHUL MUKHI

ELANA S. BRONSON

MANUEL SILVA

KYLE A. HARRIS

LINABENSMAN

ARON M. ZUCKERMAN

    RESIDENT PARTNERS

SANDRA M. ROCKS

JUDITH KASSEL

PENELOPE L. CHRISTOPHOROU

BOAZ S. MORAG

MARY E. ALCOCK

HEIDE H. ILGENFRITZ

KATHLEEN M. EMBERGER

AVRAM E. LUFT

ANDREW WEAVER

HELENA K. GRANNIS

JOHN V. HARRISON

CAROLINE F. HAYDAY

NEIL R. MARKEL

KENNETH S. BLAZEJEWSKI

LAURA BAGARELLA

SHIRLEY M. LO

JONATHAN D.W. GIFFORD

SUSANNA E. PARKER

DAVID W.S. YUDIN

RESIDENT COUNSEL

LOUISE M. PARENT

OF COUNSEL

February 21, 2020

Endurance International Group Holdings, Inc.

10 Corporate Drive, Suite 300

Burlington, Massachusetts 01803

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Endurance International Group Holdings, Inc., a Delaware corporation (“Holdings”), EIG Investors Corp., a Delaware corporation and a wholly owned subsidiary of Holdings (the “Company”), and the Guarantors (as defined below) in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of registration statements on Form S-3 (the “Registration Statements”) relating to market-making activities by an affiliate of Holdings in respect of up to $350,000,000 aggregate principal amount of the Company’s 10.875% Senior Notes due 2024 (the “Notes”). The Notes are fully and unconditionally guaranteed by (i) Holdings, Constant Contact, Inc., a Delaware corporation (“Constant Contact”), Domain Name Holding Company, Inc., a Delaware corporation (“Domain Name Holding”), Endurance International Group—West, Inc., a Delaware corporation (“EIG West”), The Endurance International Group, Inc., a Delaware corporation (“EIG”), and P.D.R Solutions (U.S.) LLC, a Delaware limited liability company (“P.D.R Solutions”, and together with Holdings, Constant Contact, Domain Name Holding, EIG West and EIG, the “Delaware Guarantors”); (ii) HostGator.com LLC, a Florida limited liability company (the “Florida Guarantor”); (iii) A Small Orange, LLC, a Georgia limited liability company (the “Georgia Guarantor”); and (iv) Bluehost Inc., a Utah corporation (“Bluehost”), and FastDomain, Inc., a Utah corporation (“FastDomain” and together with Bluehost, the “Utah Guarantors,” and together with the Delaware Guarantors, the Florida Guarantor and the Georgia Guarantor, each a “Guarantor,” and, collectively, the “Guarantors”). The Guarantors and the Company are herein referred to as the “Registrants.” The Notes were issued under an indenture dated as of February 9, 2016 (the “Initial Indenture”) among Holdings, the Company, Domain Name Holding, EIG West, EIG, the Florida Guarantor, the Georgia Guarantor, the Utah Guarantors and Wilmington Trust, National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture dated as of February 9, 2016, among Constant Contact, CardStar, Inc., a Delaware corporation, SinglePlatform, LLC, a Delaware limited liability company, CardStar Publishing, LLC, a District of Columbia limited liability company and the Trustee (the “First Supplemental Indenture”), as supplemented by the Second Supplemental Indenture dated as of April 25, 2019 among P.D.R Solutions, the Company and the Trustee (the “Second Supplemental Indenture”, and together with the Initial Indenture and First Supplemental Indenture, the “Indenture”). The Indenture includes the guarantees of the Notes by the Guarantors (the “Guarantees”).

Cleary Gottlieb Steen & Hamilton LLP or an affiliated entity has an office in each of the cities listed above.

In arriving at the opinions expressed below, we have reviewed the following documents:

(a) the Registration Statements;

(b) executed copies of the Initial Indenture and the Guarantees set forth therein, including the form of the Notes, the First Supplemental Indenture, and the Second Supplemental Indenture; and

(c) copies of the Notes in global form as executed by the Company and authenticated by the Trustee.

In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such other documents, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that (a) the Notes are the valid, binding and enforceable obligations of the Company, entitled to the benefits of the Indenture, and (b) the Guarantees are the valid, binding and enforceable obligations of the Guarantors, entitled to the benefits of the Indenture.

Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of any of the Registrants, (a) we have assumed that each Registrant and each other party to such agreement or obligation is validly existing, has corporate or limited liability company power to enter into such agreement or obligation and has satisfied or, prior to the issuance of the Notes, will satisfy, those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to any of the Registrants regarding matters of the federal law of the United States of America or the law of the State of New York that in our experience normally would be applicable to general business entities with respect to such agreement or obligation) and (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.

We note that the waiver of defenses contained in Section 10.01 of the Indenture may be ineffective to the extent that any such defense involves a matter of public policy in the State of New York.

The foregoing opinions are limited to the federal law of the United States of America and the law of the State of New York.

We hereby consent to the use of our name in the prospectus constituting a part of the Registration Statements under the heading “Legal Matters” and to the use of this opinion letter as a part (Exhibit 5.1) of the Registration Statements. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. The opinions expressed herein are rendered on and as of the date hereof, and we assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Very truly yours,
CLEARY GOTTLIEB STEEN & HAMILTON LLP

By:	/s/ Sandra L. Flow
Sandra L. Flow, a Partner